UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 18, 2006
Date of Report
(Date of earliest event reported)

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2006, the Board of Directors of Novell, Inc. (“Novell”) approved an increase in the annual base salary payable to Ronald W. Hovsepian, Novell's President and Chief Executive Officer, to $825,000 per year, to be effective retroactive to June 21, 2006, the date he was promoted to that position. In addition, the Board approved an increase in the annual target bonus payable to Mr. Hovsepian if performance goals are met to 125% of his annual base salary.

On September 18, 2006, the Compensation Committee of the Board of Directors of Novell approved an increase in the annual base salary payable to Dana Russell, Novell's Vice President and interim Chief Financial Officer, to $400,000 per year, to be effective retroactive to June 21, 2006, the date he was promoted to that position.

On June 21, 2006, Thomas G. Plaskett was named non-executive Chairman of the Board of Directors. On September 19, 2006, the Board of Directors of Novell approved an increase in the annual retainer payable to the Chairman of the Board from $50,000 per year to $125,000 per year, to be effective retroactive to June 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: September 22, 2006	By /s/ Joseph A. LaSala, Jr. (Signature) Senior Vice President, General Counsel and Secretary (Title)